Exhibit 99.1

FOR IMMEDIATE RELEASE (TUESDAY, APRIL 29, 2014)

Contact:	Thomas Taggart	Mimi Mengis
	Corporate Communications	Investor Relations
	(415) 765-2249	(415) 765-3182

UNIONBANCAL CORPORATION REPORTS FIRST QUARTER NET INCOME OF $175 MILLION

SAN FRANCISCO — UnionBanCal Corporation (the Company), parent company of San Francisco-based Union Bank, N.A., today reported net income for the quarter of $175 million, down from $179 million for the prior quarter, and up from $148 million for the year-ago quarter.

First Quarter Highlights:

•                  Continued strong credit quality during the first quarter was reflected by low nonperforming assets and a net recovery of loans previously charged-off.

•                  Solid organic loan growth of $1.6 billion, or 2 percent, to $69.9 billion at March 31, 2014 compared with December 31, 2013 while maintaining disciplined underwriting standards and strong credit quality.

•                  Growth in residential mortgages and commercial mortgages were primary drivers of the organic loan growth in the first quarter.

•                  Total deposits grew $1.1 billion, or 1 percent, to $81.2 billion at March 31, 2014 compared with December 31, 2013, reflecting organic retail deposit growth.

•                  The Company continues to have a strong capital position.

•                  In late March, the Federal Reserve published its stress test results for the largest U.S. banks; the Federal Reserve did not object to the Company’s capital plan.

•                  Mitsubishi UFJ Financial Group, Inc. (MUFG), one of the world’s largest and most diversified financial groups with total assets of ¥258 trillion, or approximately $2.55 trillion, as of December 31, 2013, announced that effective July 1, 2014, it will integrate The Bank of Tokyo-Mitsubishi UFJ (BTMU) U.S. branch banking operations with the operations of Union Bank, N.A., and manage the combined U.S. banking operations under the new name MUFG Union Bank, N.A. All of BTMU’s Americas banking activities, including the newly unified U.S. organization, will be overseen by UnionBanCal Corporation, which will be renamed MUFG Americas Holdings Corporation.

Summary of First Quarter Results

First Quarter Total Revenue

For the first quarter 2014, total revenue (net interest income plus noninterest income) was $864 million, down $32 million compared with the fourth quarter 2013.

Net interest income decreased 3 percent and noninterest income decreased 5 percent. Net interest income for the first quarter 2014 was $683 million, down $23 million, or 3 percent, compared with the fourth quarter 2013. The decrease in net interest income was due substantially to lower interest income on our purchased credit-impaired (PCI) loan portfolio. Average total loans held for investment, excluding PCI loans, increased $1.8 billion, or 3 percent, compared with the fourth quarter 2013 primarily due to organic growth in residential mortgages along with commercial and industrial loans. The net interest margin was 2.87 percent, down 12 basis points from the prior quarter substantially due to lower yields in the PCI loan portfolio. Average total deposits increased $0.7 billion, or 1 percent, during the quarter compared with the fourth quarter 2013, primarily due to organic retail deposit growth. Substantially all of the growth in our deposits was in interest-bearing money market deposits.

For the first quarter 2014, noninterest income was $181 million, down $9 million, or 5 percent, compared with fourth quarter 2013, primarily due to lower net gains on the sale of securities and trading account income.

Compared to first quarter 2013, total revenue declined $40 million, with net interest income up 5 percent and noninterest income down 28 percent.  Noninterest income decreased $70 million, or 28 percent, primarily due to lower net gains on the sale of securities. Net interest income increased $30 million compared with the year-ago quarter, primarily due to acquisitions and organic loan growth. This increase was partially offset by a 17 basis point decline in the net interest margin, which was primarily due to lower yields on loans and securities. Average total loans held for investment, excluding PCI loans, increased $8.8 billion, or 15 percent, compared with first quarter 2013, primarily due to organic loan growth and the PB Capital portfolio acquisition, which closed in the second quarter of 2013. Average total deposits increased $6.2 billion compared with the first quarter of 2013, primarily due to organic growth and acquisitions, with average interest bearing deposits up $4.4 billion, or 9 percent, and average noninterest bearing deposits up $1.7 billion, or 7 percent.

First Quarter Noninterest Expense

Noninterest expense for the first quarter 2014 was $660 million, down $29 million compared with the fourth quarter 2013. This decrease was substantially due to lower current quarter productivity initiative costs, pension expense and merger costs, partially offset by a higher provision for losses on unfunded credit commitments.  Compared to the first quarter 2013, noninterest expense was down $53 million, or 7 percent. This decline was largely driven by lower current quarter merger costs and pension expense.

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Balance Sheet

At March 31, 2014, the Company had total assets of $107.2 billion, up $1.3 billion compared with December 31, 2013, primarily due to securities and loan growth. At March 31, 2014, total deposits were $81.2 billion, up $1.1 billion compared with December 31, 2013, reflecting organic deposit growth. Core deposits at March 31, 2104 were $70.7 billion compared with $69.2 billion at December 31, 2013.

Credit Quality

Credit quality remained strong in the first quarter 2014 reflected by continued low levels of nonperforming assets and a net recovery of loans previously charged-off.

Excluding PCI loans and FDIC covered OREO, nonperforming assets ended the quarter at $467 million, or 0.44 percent of total assets; compared with $447 million or 0.43 percent of total assets, at December 31, 2013; and $520 million, or 0.54 percent of total assets, at March 31, 2013.

Excluding PCI loans and FDIC covered OREO, net recoveries of loans previously charged-off were $6 million for the first quarter of 2014 compared with net charge-offs of $18 million for the fourth quarter 2013 and net charge-offs of $12 million for the first quarter 2013.

In the first quarter of 2014, the overall provision for credit losses was zero compared with a benefit of $21 million for the fourth quarter 2013 and a provision of $12 million for the first quarter 2013. The allowance for credit losses as a percentage of total loans, excluding PCI loans, was 1.02 percent at March 31, 2014, compared with 1.04 percent at December 31, 2013, and 1.30 percent at March 31, 2013. The allowance for credit losses as a percentage of nonaccrual loans, excluding PCI loans, was 156 percent at March 31, 2014 compared with 164 percent at December 31, 2013 and 158 percent at March 31, 2013.

Capital

The Company’s stockholder’s equity was $14.5 billion at March 31, 2014 compared with $14.2 billion at December 31, 2013. The Basel I Tier 1 and Total risk-based capital ratios were 12.64 percent and 14.85 percent, respectively, at March 31, 2014. The Basel I Tier 1 common capital ratio was 12.57 percent at March 31, 2014. The tangible common equity ratio was 10.65 percent at March 31, 2014.

The Company’s estimated Common equity tier 1 risk-based capital ratio was 11.42 percent at March 31, 2014. The Common equity tier 1 risk-based capital ratio was calculated using the standardized approach on a fully phased-in basis under the U.S. Basel III regulatory capital rules.

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Non-GAAP Financial Measures

This press release contains certain references to financial measures identified as excluding PCI loans, FDIC covered OREO, privatization transaction impact, foreclosed asset expense, other credit costs, (reversal of) provision for losses on unfunded credit commitments, productivity initiative costs and gains, low income housing credit (LIHC) investment amortization expense, expenses of the LIHC consolidated variable interest entities, merger costs related to acquisitions, or intangible asset amortization, which are adjustments from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (GAAP). These financial measures, as used herein, differ from financial measures reported under GAAP in that they exclude unusual or non-recurring charges, losses or credits. This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information which is important to a proper understanding of the Company’s business results. This press release also includes additional capital ratios (Basel I Tier 1 common capital, the tangible common equity and the Basel III Common equity tier 1 capital ratios) to facilitate the understanding of the Company’s capital structure and for use in assessing and comparing the quality and composition of UnionBanCal’s capital structure to other financial institutions. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Forward-Looking Statements

The following appears in accordance with the Private Securities Litigation Reform Act. This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words “believe,” “continue,” “expect,” “target,” “anticipate,” “intend,” “plan,” “estimate,” “potential,” “ project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” They may also consist of annualized amounts based on historical interim period results. There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in the Company’s forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict and could have a material adverse effect on the Company’s financial condition, and results of operations or prospects. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission (SEC), including the discussions under “Management’s Discussion & Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC and available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results

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and condition. All forward-looking statements included in this press release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statements.

Headquartered in San Francisco, UnionBanCal Corporation is a financial holding company and bank holding company with assets of $107.2 billion at March 31, 2014. Its principal subsidiary, Union Bank, N.A., provides an array of financial services to individuals, small businesses, middle-market companies, and major corporations. Union Bank, N.A. operated 422 branches, comprised primarily of retail banking branches in the West Coast states, along with branches in Texas, Illinois, New York and Georgia, as well as two international offices. UnionBanCal Corporation is a wholly owned subsidiary of The Bank of Tokyo-Mitsubishi UFJ, Ltd. which is a wholly owned subsidiary of Mitsubishi UFJ Financial Group, Inc., one of the world’s largest and most diversified financial groups. Visit www.unionbank.com for more information.

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5

UnionBanCal Corporation and Subsidiaries

Financial Highlights (Unaudited)

						Percent Change to
	As of and for the Three Months Ended					March 31, 2014 from
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	March 31,
(Dollars in millions)	2014	2013	2013	2013 (1)	2013 (1)	2013	2013
Results of operations:
Net interest income	$683	$706	$685	$672	$653	(3)%	5%
Noninterest income	181	190	234	201	251	(5)	(28)
Total revenue	864	896	919	873	904	(4)	(4)
Noninterest expense	660	689	689	702	713	(4)	(7)
Pre-tax, pre-provision income (2)	204	207	230	171	191	(1)	7
(Reversal of) provision for loan losses	(16)	(23)	(16)	(3)	(3)	30	(433)
Income before income taxes and including noncontrolling interests	220	230	246	174	194	(4)	13
Income tax expense	50	55	55	35	50	(9)	—
Net income including noncontrolling interests	170	175	191	139	144	(3)	18
Deduct: Net loss from noncontrolling interests	5	4	7	3	4	25	25
Net income attributable to UnionBanCal Corporation (UNBC)	$175	$179	$198	$142	$148	(2)	18

Balance sheet (end of period):
Total assets	$107,237	$105,894	$105,484	$102,279	$96,975	1	11
Total securities	23,192	22,326	22,318	24,415	22,816	4	2
Total loans held for investment	69,933	68,312	67,170	65,843	60,882	2	15
Core deposits (3)	70,665	69,155	68,334	65,533	63,585	2	11
Total deposits	81,179	80,101	79,415	77,356	74,038	1	10
Long-term debt	6,545	6,547	7,803	6,058	5,314	—	23
UNBC stockholder’s equity	14,460	14,215	12,549	12,371	12,565	2	15

Balance sheet (period average):
Total assets	$106,491	$104,424	$101,534	$98,714	$96,649	2	10
Total securities	22,611	22,282	22,909	23,183	21,824	1	4
Total loans held for investment	69,293	67,619	66,608	63,673	60,553	2	14
Earning assets	96,100	94,707	92,035	89,292	87,055	1	10
Total deposits	80,433	79,747	77,434	75,350	74,256	1	8
UNBC stockholder’s equity	14,390	12,604	12,210	12,599	12,584	14	14

Performance ratios:
Return on average assets (4)	0.66%	0.68%	0.78%	0.58%	0.61%
Return on average UNBC stockholder’s equity (4)	4.87	5.66	6.50	4.53	4.68
Return on average assets excluding the impact of privatization transaction and merger costs related to acquisitions (4) (5)	0.72	0.75	0.81	0.66	0.72
Return on average UNBC stockholder’s equity excluding the impact of privatization transaction and merger costs related to acquisitions (4) (5)	6.11	7.41	8.01	6.17	6.69
Efficiency ratio (6)	76.38	76.89	75.01	80.37	78.84
Adjusted efficiency ratio (7)	67.95	67.08	67.21	69.45	67.72
Net interest margin (4) (8)	2.87	2.99	2.99	3.03	3.04

Capital ratios:
Tier 1 risk-based capital ratio (9) (10)	12.64%	12.41%	11.17%	11.55%	12.54%
Total risk-based capital ratio (9) (10)	14.85	14.61	13.11	13.63	14.02
Tier 1 leverage ratio (10)	11.27	11.27	10.22	10.36	10.70
Tier 1 common capital ratio (9) (10) (11)	12.57	12.34	11.10	11.47	12.45
Tangible common equity ratio (12)	10.65	10.54	9.01	9.08	10.02
Common equity tier 1 risk-based capital ratio (U.S. Basel III standardized approach; fully phased-in) (10) (13)	11.42	11.14	n/a	n/a	n/a

Refer to Exhibit 11 for footnote explanations.

Exhibit 1

UnioBanCal Corporation and Subsidiaries

Credit Quality (Unaudited)

						Percent Change to
	As of and for the Three Months Ended					March 31, 2014 from
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	March 31,
(Dollars in millions)	2014	2013	2013	2013	2013	2013	2013

Credit Data:
(Reversal of) provision for loan losses, excluding purchased credit-impaired loans	$(18)	$(22)	$(16)	$(3)	$(3)	18%	(500)%
(Reversal of) provision for purchased credit-impaired loan losses not subject to FDIC indemnification	2	(1)	—	—	—	300	nm
(Reversal of) provision for losses on unfunded credit commitments	16	2	1	(2)	15	nm	7
Total (reversal of) provision for credit losses	$—	$(21)	$(15)	$(5)	$12	(100)	(100)

Net loans charged-off (recovered)	$(6)	$11	$(1)	$8	$14	(155)	(143)
Nonperforming assets	506	499	574	589	607	1	(17)
Criticized loans held for investment (14)	1,317	1,274	1,270	1,362	1,545	3	(15)

Credit Ratios:
Allowance for loan losses to:
Total loans held for investment	0.80%	0.83%	0.91%	0.95%	1.05%
Nonaccrual loans	119.58	128.42	119.04	120.11	122.62
Allowance for credit losses to (15) :
Total loans held for investment	1.01	1.02	1.10	1.16	1.27
Nonaccrual loans	151.35	158.30	144.63	146.34	149.24
Net loans charged-off (recovered) to average total loans held for investment (4)	(0.04)	0.07	(0.01)	0.05	0.10
Nonperforming assets to total loans held for investment and Other Real Estate Owned (OREO)	0.72	0.74	0.85	0.89	1.00
Nonperforming assets to total assets	0.47	0.48	0.54	0.58	0.63
Nonaccrual loans to total loans held for investment	0.67	0.65	0.76	0.79	0.85

Excluding purchased credit-impaired loans and FDIC covered OREO (16):
Allowance for loan losses to:
Total loans held for investment	0.80%	0.84%	0.92%	0.97%	1.06%
Nonaccrual loans	123.14	132.82	123.53	125.69	129.56
Allowance for credit losses to (15) :
Total loans held for investment	1.02	1.04	1.12	1.18	1.30
Nonaccrual loans	156.05	163.78	150.14	153.18	157.75
Net loans charged-off (recovered) to average total loans held for investment (4)	(0.04)	0.11	0.01	0.06	0.08
Nonperforming assets to total loans held for investment and OREO	0.68	0.66	0.78	0.81	0.87
Nonperforming assets to total assets	0.44	0.43	0.49	0.52	0.54
Nonaccrual loans to total loans held for investment	0.65	0.63	0.75	0.77	0.82

Refer to Exhibit 11 for footnote explanations.

Exhibit 2

UnionBanCal Corporation and Subsidiaries

Consolidated Statements of Income (Unaudited)

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in millions)	2014	2013	2013	2013(1)	2013(1)
Interest Income
Loans	$667	$695	$668	$649	$629
Securities	115	115	118	118	118
Other	5	6	2	2	3
Total interest income	787	816	788	769	750

Interest Expense
Deposits	62	64	63	61	60
Commercial paper and other short-term borrowings	1	1	2	1	1
Long-term debt	41	45	38	35	36
Total interest expense	104	110	103	97	97

Net Interest Income	683	706	685	672	653
(Reversal of) provision for loan losses	(16)	(23)	(16)	(3)	(3)
Net interest income after (reversal of) provision for loan losses	699	729	701	675	656

Noninterest Income
Service charges on deposit accounts	51	51	53	52	53
Trust and investment management fees	26	28	34	38	35
Trading account activities	16	20	15	21	5
Securities gains, net	2	8	47	27	96
Credit facility fees	28	28	31	26	26
Merchant banking fees	24	25	29	23	16
Brokerage commissions and fees	13	12	12	11	11
Card processing fees, net	8	8	8	9	9
Other, net	13	10	5	(6)	—
Total noninterest income	181	190	234	201	251

Noninterest Expense
Salaries and employee benefits	388	406	391	413	421
Net occupancy and equipment	71	70	77	84	75
Professional and outside services	55	64	66	62	58
Intangible asset amortization	13	16	16	17	16
Regulatory assessments	15	14	20	20	20
(Reversal of) provision for losses on unfunded credit commitments	16	2	1	(2)	15
Other	102	117	118	108	108
Total noninterest expense	660	689	689	702	713

Income before income taxes and including noncontrolling interests	220	230	246	174	194
Income tax expense	50	55	55	35	50
Net Income including Noncontrolling Interests	170	175	191	139	144
Deduct: Net loss from noncontrolling interests	5	4	7	3	4
Net Income attributable to UNBC	$175	$179	$198	$142	$148

Refer to Exhibit 11 for footnote explanations.

Exhibit 3

UnionBanCal Corporation and Subsidiaries

Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in millions except for per share amount)	2014	2013	2013	2013 (1)	2013 (1)
Assets
Cash and due from banks	$1,792	$1,863	$1,719	$1,405	$1,265
Interest bearing deposits in banks	2,883	4,329	5,471	1,899	3,776
Federal funds sold and securities purchased under resale agreements	32	11	122	50	50
Total cash and cash equivalents	4,707	6,203	7,312	3,354	5,091
Trading account assets (includes $9 at March 31, 2014; $8 at December 31, 2013; $13 at September 30, 2013; $4 at June 30, 2013; and $40 at March 31, 2013 of assets pledged as collateral)	841	851	776	844	1,119
Securities available for sale	15,366	15,817	16,872	23,510	21,801
Securities held to maturity (Fair value: March 31, 2014, $7,810; December 31, 2013, $6,439; September 30, 2013, $5,450; June 30, 2013, $891; and March 31, 2013, $1,036)	7,826	6,509	5,446	905	1,015
Loans held for investment	69,933	68,312	67,170	65,843	60,882
Allowance for loan losses	(557)	(568)	(608)	(625)	(638)
Loans held for investment, net	69,376	67,744	66,562	65,218	60,244
Premises and equipment, net	641	688	685	699	707
Goodwill	3,227	3,228	3,168	3,186	2,952
Other assets	5,253	4,854	4,663	4,563	4,046
Total assets	$107,237	$105,894	$105,484	$102,279	$96,975

Liabilities
Deposits:
Noninterest bearing	$26,881	$26,495	$26,126	$25,655	$24,679
Interest bearing	54,298	53,606	53,289	51,701	49,359
Total deposits	81,179	80,101	79,415	77,356	74,038
Commercial paper and other short-term borrowings	2,660	2,563	3,078	3,792	2,228
Long-term debt	6,545	6,547	7,803	6,058	5,314
Trading account liabilities	531	540	614	566	742
Other liabilities	1,611	1,675	1,767	1,866	1,818
Total liabilities	92,526	91,426	92,677	89,638	84,140

Equity
UNBC Stockholder’s Equity:
Common stock, par value $1 per share:
Authorized 300,000,000 shares; 136,330,830 shares issued and outstanding as of March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013, and March 31, 2013	136	136	136	136	136
Additional paid-in capital	7,196	7,191	5,985	5,979	5,997
Retained earnings	7,687	7,512	7,333	7,135	6,993
Accumulated other comprehensive loss	(559)	(624)	(905)	(879)	(561)
Total UNBC stockholder’s equity	14,460	14,215	12,549	12,371	12,565
Noncontrolling interests	251	253	258	270	270
Total equity	14,711	14,468	12,807	12,641	12,835
Total liabilities and equity	$107,237	$105,894	$105,484	$102,279	$96,975

Refer to Exhibit 11 for footnote explanations.

Exhibit 4

UnionBanCal Corporation and Subsidiaries

Net Interest Income (Unaudited)

	For the Three Months Ended
	March 31, 2014			December 31, 2013
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in millions)	Balance	Expense (8)	Rate (4)(8)	Balance	Expense (8)	Rate (4)(8)
Assets
Loans held for investment: (17)
Commercial and industrial	$23,969	$198	3.34%	$23,176	$196	3.35%
Commercial mortgage	13,230	119	3.61	12,984	123	3.78
Construction	946	8	3.67	868	7	3.46
Lease financing	849	11	5.41	981	8	3.43
Residential mortgage	25,990	238	3.66	25,143	231	3.67
Home equity and other consumer loans	3,233	32	3.99	3,305	35	4.13
Loans, before purchased credit-impaired loans	68,217	606	3.58	66,457	600	3.60
Purchased credit-impaired loans	1,076	61	22.90	1,162	96	32.75
Total loans held for investment	69,293	667	3.88	67,619	696	4.10
Securities	22,611	120	2.12	22,282	118	2.12
Interest bearing deposits in banks	3,565	2	0.25	4,242	3	0.26
Federal funds sold and securities purchased under resale agreements	131	—	0.18	138	—	0.09
Trading account assets	267	2	3.08	203	2	4.36
Other earning assets	233	1	1.40	223	1	1.89
Total earning assets	96,100	792	3.31	94,707	820	3.45
Allowance for loan losses	(577)			(618)
Cash and due from banks	1,499			1,553
Premises and equipment, net	645			678
Other assets	8,824			8,104
Total assets	$106,491			$104,424
Liabilities
Interest bearing deposits:
Transaction and money market accounts	$37,519	36	0.38	$36,636	35	0.38
Savings	5,572	1	0.11	5,576	1	0.13
Time	11,214	25	0.92	11,431	28	0.96
Total interest bearing deposits	54,305	62	0.47	53,643	64	0.48
Commercial paper and other short-term borrowings (18)	2,632	1	0.21	2,562	1	0.22
Long-term debt	6,546	41	2.47	7,094	45	2.52
Total borrowed funds	9,178	42	1.82	9,656	46	1.91
Total interest bearing liabilities	63,483	104	0.66	63,299	110	0.69
Noninterest bearing deposits	26,128			26,104
Other liabilities	2,237			2,160
Total liabilities	91,848			91,563
Equity
UNBC Stockholder’s equity	14,390			12,604
Noncontrolling interests	253			257
Total equity	14,643			12,861
Total liabilities and equity	$106,491			$104,424

Net interest income/spread (taxable-equivalent basis)		688	2.65%		710	2.76%
Impact of noninterest bearing deposits			0.19			0.20
Impact of other noninterest bearing sources			0.03			0.03
Net interest margin			2.87			2.99
Less: taxable-equivalent adjustment		5			4
Net interest income		$683			$706

Refer to Exhibit 11 for footnote explanations.

Exhibit 5

UnionBanCal Corporation and Subsidiaries

Net Interest Income (Unaudited)

	For the Three Months Ended
	March 31, 2014			March 31, 2013
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in millions)	Balance	Expense (8)	Rate (4)(8)	Balance	Expense (1)(8)	Rate (1)(4)(8)
Assets
Loans held for investment: (17)
Commercial and industrial	$23,969	$198	3.34%	$21,341	$177	3.37%
Commercial mortgage	13,230	119	3.61	9,898	101	4.10
Construction	946	8	3.67	650	8	5.21
Lease financing	849	11	5.41	1,062	7	2.49
Residential mortgage	25,990	238	3.66	22,858	222	3.88
Home equity and other consumer loans	3,233	32	3.99	3,602	34	3.84
Loans, before purchased credit-impaired loans	68,217	606	3.58	59,411	549	3.72
Purchased credit-impaired loans	1,076	61	22.90	1,142	80	28.33
Total loans held for investment	69,293	667	3.88	60,553	629	4.19
Securities	22,611	120	2.12	21,824	121	2.21
Interest bearing deposits in banks	3,565	2	0.25	4,223	3	0.25
Federal funds sold and securities purchased under resale agreements	131	—	0.18	171	—	0.19
Trading account assets	267	2	3.08	151	—	0.29
Other earning assets	233	1	1.40	133	—	0.64
Total earning assets	96,100	792	3.31	87,055	753	3.48
Allowance for loan losses	(577)			(653)
Cash and due from banks	1,499			1,399
Premises and equipment, net	645			705
Other assets	8,824			8,143
Total assets	$106,491			$96,649
Liabilities
Interest bearing deposits:
Transaction and money market accounts	$37,519	36	0.38	$31,705	22	0.28
Savings	5,572	1	0.11	5,855	2	0.14
Time	11,214	25	0.92	12,314	36	1.17
Total interest bearing deposits	54,305	62	0.47	49,874	60	0.49
Commercial paper and other short-term borrowings (18)	2,632	1	0.21	1,837	1	0.21
Long-term debt	6,546	41	2.47	5,406	36	2.68
Total borrowed funds	9,178	42	1.82	7,243	37	2.05
Total interest bearing liabilities	63,483	104	0.66	57,117	97	0.68
Noninterest bearing deposits	26,128			24,382
Other liabilities	2,237			2,302
Total liabilities	91,848			83,801
Equity
UNBC Stockholder’s equity	14,390			12,584
Noncontrolling interests	253			264
Total equity	14,643			12,848
Total liabilities and equity	$106,491			$96,649

Net interest income/spread (taxable-equivalent basis)		688	2.65%		656	2.80%
Impact of noninterest bearing deposits			0.19			0.20
Impact of other noninterest bearing sources			0.03			0.04
Net interest margin			2.87			3.04
Less: taxable-equivalent adjustment		5			3
Net interest income		$683			$653

Refer to Exhibit 11 for footnote explanations.

Exhibit 6

UnionBanCal Corporation and Subsidiaries

Loans and Nonperforming Assets (Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in millions)	2014	2013	2013	2013	2013

Loans held for investment (period end)
Loans held for investment:
Commercial and industrial	$23,654	$23,528	$23,125	$22,266	$21,433
Commercial mortgage	13,568	13,092	12,905	13,008	9,918
Construction	1,019	905	855	808	659
Lease financing	845	854	972	984	1,060
Total commercial portfolio	39,086	38,379	37,857	37,066	33,070
Residential mortgage	26,602	25,547	24,714	23,835	23,146
Home equity and other consumer loans	3,194	3,280	3,336	3,456	3,542
Total consumer portfolio	29,796	28,827	28,050	27,291	26,688
Loans held for investment, before purchased credit-impaired loans	68,882	67,206	65,907	64,357	59,758
Purchased credit-impaired loans	1,051	1,106	1,263	1,486	1,124
Total loans held for investment	$69,933	$68,312	$67,170	$65,843	$60,882

Nonperforming Assets (period end)
Nonaccrual loans:
Commercial and industrial	$89	$44	$62	$69	$49
Commercial mortgage	46	51	88	62	57
Total commercial portfolio	135	95	150	131	106
Residential mortgage	266	286	293	315	326
Home equity and other consumer loans	49	46	48	50	59
Total consumer portfolio	315	332	341	365	385
Nonaccrual loans, before purchased credit-impaired loans	450	427	491	496	491
Purchased credit-impaired loans	16	15	20	24	29
Total nonaccrual loans	466	442	511	520	520

OREO	17	20	22	25	29
FDIC covered OREO	23	37	41	44	58

Total nonperforming assets	$506	$499	$574	$589	$607

Total nonperforming assets, excluding purchased credit-impaired loans and FDIC covered OREO	$467	$447	$513	$521	$520

Loans 90 days or more past due and still accruing (19)	$4	$5	$8	$7	$3

Refer to Exhibit 11 for footnote explanations.

Exhibit 7

UnionBanCal Corporation and Subsidiaries

Allowance for Credit Losses (Unaudited)

	As of and for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in millions)	2014	2013	2013	2013	2013

Analysis of Allowance for Credit Losses
Balance, beginning of period	$568	$608	$625	$638	$653
(Reversal of) provision for loan losses, excluding purchased credit-impaired loans	(18)	(22)	(16)	(3)	(3)
(Reversal of) provision for purchased credit-impaired loan losses not subject to FDIC indemnification	2	(1)	—	—	—
Increase (decrease) in allowance covered by FDIC indemnification	—	(6)	(2)	(2)	2
Other	(1)	—	—	—	—
Loans charged-off:
Commercial and industrial	(5)	(18)	(6)	(11)	(1)
Commercial mortgage	(1)	(2)	(2)	(1)	(2)
Construction	—	—	(1)	—	—
Total commercial portfolio	(6)	(20)	(9)	(12)	(3)
Residential mortgage	(1)	(1)	(2)	(3)	(7)
Home equity and other consumer loans	(2)	(4)	(2)	(5)	(6)
Total consumer portfolio	(3)	(5)	(4)	(8)	(13)
Purchased credit-impaired	—	—	—	—	(3)
Total loans charged-off	(9)	(25)	(13)	(20)	(19)

Recoveries of loans previously charged-off:
Commercial and industrial	11	6	5	7	3
Commercial mortgage	—	—	4	2	—
Construction	3	—	1	—	—
Lease financing	—	1	—	—	—
Total commercial portfolio	14	7	10	9	3
Home equity and other consumer loans	1	—	2	1	1
Total consumer portfolio	1	—	2	1	1
Purchased credit-impaired	—	7	2	2	1
Total recoveries of loans previously charged-off	15	14	14	12	5
Net loans recovered (charged-off)	6	(11)	1	(8)	(14)

Ending balance of allowance for loan losses	557	568	608	625	638
Allowance for losses on unfunded credit commitments	148	132	131	136	138
Total allowance for credit losses	$705	$700	$739	$761	$776

Components of allowance for loan losses:
Allowance for loan losses, excluding allowance on purchased credit-impaired loans	$554	$567	$607	$624	$637
Allowance for loan losses on purchased credit-impaired loans	3	1	1	1	1
Total allowance for loan losses	$557	$568	$608	$625	$638

Exhibit 8

UnionBanCal Corporation and Subsidiaries

Securities (Unaudited)

Securities Available for Sale

					Fair Value	Fair Value
	March 31, 2014		December 31, 2013		Change from	% Change from
	Amortized	Fair	Amortized	Fair	December 31,	December 31,
(Dollars in millions)	Cost	Value	Cost	Value	2013	2013
Asset Liability Management securities:
U.S. government-sponsored agencies	$72	$72	$73	$73	$(1)	(1)%
Residential mortgage-backed securities:
U.S. government agency and government-sponsored agencies	8,754	8,529	9,194	8,900	(371)	(4)
Privately issued	207	210	220	222	(12)	(5)
Privately issued - commercial mortgage-backed securities	1,876	1,830	1,947	1,870	(40)	(2)
Collateralized loan obligations	2,642	2,642	2,670	2,673	(31)	(1)
Asset-backed and other	24	25	34	35	(10)	(29)
Asset Liability Management securities	13,575	13,308	14,138	13,773	(465)	(3)
Other debt securities:
Direct bank purchase bonds	1,986	1,987	1,968	1,960	27	1
Other	67	63	81	76	(13)	(17)
Equity securities	7	8	7	8	—	—
Total securities available for sale	$15,635	$15,366	$16,194	$15,817	$(451)	(3)

Securities Held to Maturity

					Carrying Amount	Carrying Amount
	March 31, 2014		December 31, 2013		Change from	% Change from
	Carrying	Fair	Carrying	Fair	December 31,	December 31,
(Dollars in millions)	Amount (20)	Value	Amount (20)	Value	2013	2013
U.S. government agency and government-sponsored agencies - residential mortgage-backed securities	$5,466	$5,443	$4,995	$4,934	$471	9%
U.S. government agency and government-sponsored agencies - commercial mortgage-backed securities	1,751	1,762	1,514	1,505	237	16
U.S. Treasury	484	481	—	—	484	nm
U.S. government-sponsored agencies	125	124	—	—	125	nm
Total securities held to maturity	$7,826	$7,810	$6,509	$6,439	$1,317	20

Exhibit 9

UnionBanCal Corporation and Subsidiaries

Reconciliation of Non-GAAP Measures (Unaudited)

The following table presents a reconciliation between certain Generally Accepted Accounting Principles (GAAP) amounts and specific non-GAAP measures as used to compute selected non-GAAP financial ratios.

	As of and for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in millions)	2014	2013	2013	2013 (1)	2013 (1)
Net income attributable to UNBC	$175	$179	$198	$142	$148
Net adjustments for merger costs related to acquisitions, net of tax	11	12	15	27	24
Net adjustments for privatization transaction, net of tax	1	2	(14)	(8)	(1)
Net income attributable to UNBC, excluding impact of privatization transaction and merger costs related to acquisitions	$187	$193	$199	$161	$171

Average total assets	$106,491	$104,424	$101,534	$98,714	$96,649
Less: Net adjustments related to privatization transaction	2,272	2,297	2,309	2,318	2,330
Average total assets, excluding impact of privatization transaction	$104,219	$102,127	$99,225	$96,396	$94,319
Return on average assets (4)	0.66%	0.68%	0.78%	0.58%	0.61%
Return on average assets, excluding impact of privatization transaction and merger costs related to acquisitions (4) (5)	0.72	0.75	0.81	0.66	0.72

Average UNBC stockholder’s equity	$14,390	$12,604	$12,210	$12,599	$12,584
Less: Adjustments for merger costs related to acquisitions	(118)	(105)	(93)	(64)	(48)
Less: Net adjustments for privatization transaction	2,302	2,306	2,319	2,337	2,353
Average UNBC stockholder’s equity, excluding impact of privatization transaction and merger costs related to acquisitions	$12,206	$10,403	$9,984	$10,326	$10,279
Return on average UNBC stockholder’s equity (4)	4.87%	5.66%	6.50%	4.53%	4.68%
Return on average UNBC stockholder’s equity, excluding impact of privatization transaction and merger costs related to acquisitions (4) (5)	6.11	7.41	8.01	6.17	6.69

Noninterest expense	$660	$689	$689	$702	$713
Less: Foreclosed asset expense and other credit costs	—	2	(2)	(3)	(1)
Less: (Reversal of) provision for losses on unfunded credit commitments	16	2	1	(2)	15
Less: Productivity initiative costs	1	20	14	13	4
Less: Low income housing credit (LIHC) investment amortization expense	20	24	17	20	15
Less: Expenses of the LIHC consolidated VIEs	8	6	11	6	6
Less: Merger costs related to acquisitions	17	25	25	44	40
Less: Net adjustments related to privatization transaction	10	14	13	14	14
Less: Intangible asset amortization	3	3	3	4	3
Noninterest expense, as adjusted (a)	$585	$593	$607	$606	$617

Total revenue	$864	$896	$919	$873	$904
Add: Net interest income taxable-equivalent adjustment	5	4	4	4	3
Less: Productivity initiative gains	—	6	11	—	—
Less: Accretion related to privatization-related fair value adjustments	6	8	8	3	5
Less: Other credit costs	2	1	1	2	(9)
Total revenue, as adjusted (b)	$861	$885	$903	$872	$911
Adjusted efficiency ratio (a)/(b) (7)	67.95%	67.08%	67.21%	69.45%	67.72%

Total UNBC stockholder’s equity	$14,460	$14,215	$12,549	$12,371	$12,565
Less: Goodwill	3,227	3,228	3,168	3,186	2,952
Less: Intangible assets, except mortgage servicing rights (MSRs)	275	288	287	321	337
Less: Deferred tax liabilities related to goodwill and intangible assets	(102)	(105)	(110)	(118)	(122)
Tangible common equity (c)	$11,060	$10,804	$9,204	$8,982	$9,398
Total assets	$107,237	$105,894	$105,484	$102,279	$96,975
Less: Goodwill	3,227	3,228	3,168	3,186	2,952
Less: Intangible assets, except MSRs	275	288	287	321	337
Less: Deferred tax liabilities related to goodwill and intangible assets	(102)	(105)	(110)	(118)	(122)
Tangible assets (d)	$103,837	$102,483	$102,139	$98,890	$93,808
Tangible common equity ratio (c)/(d) (12)	10.65%	10.54%	9.01%	9.08%	10.02%

Tier 1 capital, determined in accordance with Basel I regulatory requirements	$11,658	$11,471	$10,153	$9,931	$10,031
Less: Junior subordinated debt payable to trusts	66	66	66	66	66
Basel I Tier 1 common capital (e)	11,592	11,405	10,087	9,865	9,965
Accumulated other comprehensive loss related to securities available for sale and pension and other benefits	(448)	(522)	n/a	n/a	n/a
Other	(91)	(95)	n/a	n/a	n/a
Common equity tier 1 capital estimated under U.S. Basel III (f)	$11,053	$10,788	$ n/a	$ n/a	$ n/a
Risk-weighted assets, determined in accordance with regulatory requirements (g)	$92,208	$92,410	$90,900	$85,979	$80,018
Add: Adjustments from Basel I to U.S. Basel III	4,555	4,444	n/a	n/a	n/a
Total risk-weighted assets, estimated under U.S. Basel III (h)	$96,763	$96,854	$ n/a	$ n/a	$ n/a
Common equity tier 1 risk-based capital ratio (f)/(h) (10) (13)	11.42	11.14	n/a	n/a	n/a
Tier 1 common capital ratio (e)/(g) (9) (10) (11)	12.57	12.34	11.10	11.47	12.45

Refer to Exhibit 11 for footnote explanations.

Exhibit 10

UnionBanCal Corporation and Subsidiaries

Footnotes

(1)

During the third quarter of 2013, the Company corrected prior period errors related to the recognition of income and expense associated with market-linked certificates of deposits. The Company concluded that these errors were not material to the periods in which the corrections were made.

(2)

Pre-tax, pre-provision income is total revenue less noninterest expense. Management believes that this is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover loan losses through a credit cycle.

(3)	Core deposits exclude brokered deposits, foreign time deposits and domestic time deposits greater than $250,000.
(4)	Annualized.
(5)

These ratios exclude the impact of the privatization transaction and merger costs related to acquisitions. Management believes that these ratios provide useful supplemental information regarding UnionBanCal’s business results. Please refer to Exhibit 10 for a reconciliation between certain GAAP amounts and these non-GAAP measures.

(6)	The efficiency ratio is total noninterest expense as a percentage of total revenue (net interest income and noninterest income).
(7)

The adjusted efficiency ratio, a non-GAAP financial measure, is adjusted noninterest expense (noninterest expense excluding privatization-related expenses and fair value amortization/accretion, foreclosed asset expense and other credit costs, (reversal of) provision for losses on unfunded credit commitments, low income housing credit (LIHC) investment amortization expense, expenses of the LIHC consolidated variable interest entities, merger costs related to acquisitions, certain costs related to productivity initiatives, and intangible asset amortization) as a percentage of adjusted total revenue (net interest income (taxable-equivalent basis) and noninterest income), excluding the impact of privatization, gains from productivity initiatives related to the sale of certain business units and premises, and other credit costs. Management discloses the adjusted efficiency ratio as a measure of the efficiency of our operations, focusing on those costs most relevant to our business activities. Please refer to Exhibit 10 for a reconciliation between certain GAAP amounts and these non-GAAP measures.

(8)	Yields, interest income and net interest margin are presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.
(9)

Effective September 30, 2013, the Company updated the methodologies applied to the calculation of its regulatory capital ratios as the result of recent regulatory correspondence, which clarified the treatment of certain off-balance sheet credit exposures. If the Company had applied the new methodology on a retrospective basis, the Tier 1 risk-based capital ratio would have been 11.04% and 11.97% as of June 30, 2013 and March 31, 2013, respectively; the Total risk-based capital ratio would have been 13.03% and 13.40% as of June 30, 2013 and March 31, 2013, respectively; and the Tier 1 common capital ratio would have been 10.97% and 11.90% as of June 30, 2013 and March 31, 2013, respectively.

(10)	Estimated as of March 31, 2014.
(11)

The Tier 1 common capital ratio is the ratio of Basel I Tier 1 capital, less qualifying trust preferred securities, to risk-weighted assets. The Tier 1 common capital ratio, a non-GAAP financial measure, facilitates the understanding of UnionBanCal’s capital structure and is used to assess and compare the quality and composition of UnionBanCal’s capital structure to other financial institutions. Please refer to Exhibit 10 for a reconciliation between certain GAAP amounts and these non-GAAP measures.

(12)

The tangible common equity ratio, a non-GAAP financial measure, is calculated as tangible common equity divided by tangible assets. The methodology for determining tangible common equity may differ among companies. The tangible common equity ratio facilitates the understanding of UnionBanCal’s capital structure and is used to assess and compare the quality and composition of UnionBanCal’s capital structure to other financial institutions. Please refer to Exhibit 10 for a reconciliation between certain GAAP amounts and these non-GAAP measures.

(13)

Common equity tier 1 risk-based capital is a non-GAAP financial measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies as if the U.S. Basel III rules (standardized approach on a fully phased-in basis, which includes accumulated other comprehensive loss elements as prescribed by the U.S. Basel III rules) were effective at December 31, 2013. Management reviews common equity tier 1 risk-based capital along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation from Tier 1 capital determined in accordance with Basel I regulatory requirements, because of current interest in such information on the part of market participants.

(14)

Criticized loans held for investment reflect loans in the commercial portfolio segment that are monitored for credit quality based on internal ratings. Amounts exclude small business loans, which are monitored by business credit score and delinquency status.

(15)	The allowance for credit losses ratios include the allowances for loan losses and losses on unfunded credit commitments.
(16)

These ratios exclude the impact of all purchased credit-impaired loans and FDIC covered OREO. Purchased credit-impaired loans and OREO related to the April 2010 acquisitions of certain assets and assumption of certain liabilities of Frontier Bank and Tamalpais Bank are covered under loss share agreements between Union Bank, N.A. and the Federal Deposit Insurance Corporation. Management believes the exclusion of purchased credit-impaired loans and FDIC covered OREO from certain asset quality ratios that include nonperforming loans, nonperforming assets, net loans charged off, total loans held for investment and the allowance for loan losses or credit losses in the numerator or denominator provides a better perspective into underlying asset quality trends.

(17)

Average balances on loans held for investment include all nonperforming loans. The amortized portion of net loan origination fees (costs) is included in interest income on loans, representing an adjustment to the yield.

(18)	Includes interest bearing trading liabilities.
(19)

Excludes loans totaling $123 million, $124 million, $203 million, $210 million, and $125 million that are 90 days or more past due and still accruing at March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013, and March 31, 2013, respectively, which consist of loans accounted for within loan pools in accordance with the accounting standards for purchased credit-impaired loans. The past due status of individual loans within the pools is not a meaningful indicator of credit quality, as potential credit losses are measured at the loan pool level.

(20)

Carrying amount reflects amortized cost except for balances transferred from available for sale to held to maturity securities. Those balances reflect amortized cost plus any unrealized gains or losses at the date of transfer.

nm = not meaningful

n/a = not applicable

Exhibit 11